UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2004

STANADYNE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	333-45823	22-2940378
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

92 Deerfield Road

Windsor, Connecticut 06095

(Address of principal executive offices including zip code)

(860) 525-0821

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events

On December 14, 2004, Stanadyne Holdings, Inc., or Holdings, issued a press release announcing that it expects to commence an offering under Rule 144A and Regulation S of $55 million aggregate gross proceeds of senior discount notes due 2015. A copy of the press release is furnished herewith as Exhibit 99.1.

The senior discount notes will be unsecured senior obligations of Holdings. Holdings has no operations of its own and derives all of its revenues and cash flow from its subsidiaries. Neither Stanadyne Corporation nor any of Holdings’ other subsidiaries will guarantee these notes. Holdings’ subsidiaries, including Stanadyne Corporation, are separate and distinct legal entities from Holdings and have no obligation, contingent or otherwise, to pay any amounts due under the notes, or to make any funds available therefor, whether by dividend, distribution, loan or other payments.

ITEM 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit 99.1 Press Release dated December 14, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2004

By:	/s/ STEPHEN S. LANGIN
Stephen S. Langin
Vice President and Chief Financial Officer

Exhibit Index

Exhibit	Description
99.1	Press release issued by Stanadyne Holdings, Inc. December 14, 2004.